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                                                                    Exhibit 99.2

                          SECURITY FEDERAL SAVINGS BANK
              1990 STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN


1.      INTRODUCTION

        This Stock Option and Stock Appreciation Rights Plan (the "Plan") is intended to encourage stock ownership by directors and selected officers and employees of Security Federal Savings Bank (the "Savings Bank"), a federally chartered savings bank, and its subsidiaries (collectively, the "Subsidiaries" and individually, a "Subsidiary"), in order to increase their proprietary interest in the success of the Savings Bank and to encourage them to remain in the employ of the Savings Bank or a Subsidiary. Options granted under this Plan may be either Incentive Stock Options (as defined and provided for in Section 5(a) of this Plan) or Nonstatutory Stock Options (as defined and provided for in
Section 5(b) of this Plan). Stock appreciation rights granted under this Plan may be granted either separately or in tandem with Incentive Stock Options or Nonstatutory Stock Options, as shall be determined in each specific case by a duly appointed committee of the Board of Directors of the Savings Bank (the "Committee") as hereinafter provided. As used in this Plan, the term "option" shall refer to either Incentive Stock Options or Nonstatutory Stock Options, or both.

2.      ADMINISTRATION

        (a) Subject to the express provisions of this Plan, the Committee shall have plenary authority, in its sole discretion:

               (i) To determine the time or times at which, and the employees (including, but not limited to, employees who serve as officers or directors) of the Savings Bank or the Subsidiaries to whom, options and stock appreciation rights shall be granted under this Plan;

               (ii) To determine, as the case may be, the Incentive Stock Option Price or Nonstatutory Stock Option Price (both as defined herein) of, and the number of shares of Stock (as defined herein) to be covered by, options granted under this Plan;

               (iii) To determine, as applicable, the Base Price, Current Book Value, and Base Book Value (all as defined herein) of shares of Stock, and the number of shares of Stock, to be covered by stock appreciation rights granted under this Plan;

               (iv) To determine the time or times at which each option or stock appreciation right granted under this Plan may be exercised, including whether an option or stock appreciation right may be exercised in whole or in installments;

               (v) To interpret this Plan and to prescribe, amend and rescind rules and regulations relating to it; and

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               (vi) To make all other determinations which the Committee shall deem necessary or advisable for the administration of this Plan.

        (b) The membership of the Committee shall at all times be constituted so as to permit the Plan to comply with Rule 16b-3 promulgated under the Securities Exchange Act of 1934 or any successor rule ("Rule 16b-3") and shall initially consist of not less than 3 members of the Board of Directors of the Savings Bank (the "Board of Directors"). The Committee shall have all of the powers and duties set forth herein, as well as such additional powers and duties as the Board of Directors may delegate to it; provided, however, that the Board of Directors expressly retains the right (i) to determine whether the shares of Stock reserved for issuance upon the exercise of options or stock appreciation rights granted under this Plan shall be issued shares or unissued shares, (ii) to appoint the members of the Committee, and (iii) to terminate or amend this Plan. The Board of Directors may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed, may fill vacancies in the Committee, however caused, and may discharge the Committee. Duly authorized actions of the Committee shall constitute actions of the Board of Directors for the purposes of this Plan and the administration thereof.

        (c) Notwithstanding anything herein to the contrary, no member of the Committee shall have any vote with regard to the grant of any option or stock appreciation right to himself, including, but not limited to:

               (i) The time at which any such option or stock appreciation right shall be granted;

               (ii) The number of shares of Stock covered by any such option or stock appreciation right;

               (iii) The time or times at which, or the period during which, any such option or stock appreciation right may be exercised or whether it may be exercised in whole or in installments;

               (iv) The provisions of the agreement relating to any such option or stock appreciation right; and

               (v) The Incentive Stock Option Price of Stock subject to an Incentive Stock Option granted to him, the Nonstatutory Stock Option Price of Stock subject to a Nonstatutory Stock Option granted to him, or the Base Price, Current Book Value, or Base Book Value of Stock subject to a stock appreciation right.

        This Section 2(c) shall not be construed to apply to a vote by a director of the Savings Bank to approve or adopt this Plan, or to approve or adopt any amendment to this Plan in accordance with the terms hereof.

3.      STOCK

        Except as provided in Section 12 of this Plan, the number of shares which may be made subject to options, or which may be issued upon the exercise of options or stock appreciation

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rights granted under this Plan, shall be limited to an aggregate of 146,000 shares of the common stock, $1.00 par value, of the Savings Bank (the "Stock"). The shares reserved for issuance pursuant to this Plan may consist either of authorized but previously unissued shares of Stock, or of issued shares of Stock which have been reacquired by the Savings Bank, as determined from time to time by the Board of Directors.

        Except as otherwise provided in Section 8 and Section 12 of this Plan, if any option or stock appreciation right granted under this Plan expires, terminates or is cancelled for any reason without having been exercised in full, the shares of Stock allocable to the unexercised portion of such option or stock appreciation right may again be made subject to an option or stock appreciation right granted under this Plan.

4.      ELIGIBILITY

        Options or stock appreciation rights may be granted under this Plan to such regular full-time employees of the Savings Bank or a Subsidiary (including, but not limited to, employees who serve as officers or directors) as may be selected in the manner provided in Section 2 of this Plan. Any person granted an option or stock appreciation right under this Plan, other than a non-employee director of the Savings Bank (i.e., a director who is not also a regular full-time employee of the Savings Bank or a Subsidiary), shall remain eligible to receive one or more additional options or stock appreciation rights thereafter, notwithstanding that options or stock appreciation rights previously granted to such person remain unexercised in whole or in part. A non-employee director of the Savings Bank as of the date on which this Plan is approved by the Board of Directors of the Savings Bank shall receive, subject to shareholder approval of this Plan as provided in Section 13, a one-time grant of an option to purchase 4,500 shares of Stock, effective as of the date the Board of Directors approved the Plan and shall not thereafter be eligible for selection as a person to whom options or stock appreciation rights may be granted under this Plan or to whom stock may be allocated or options or stock appreciation rights granted under the provisions of any other plan of the Savings Bank or any of the Subsidiaries which entitles the participant therein to acquire stock, stock options or stock appreciation rights of the Savings Bank or any of the Subsidiaries. In addition, non-employee directors of the Savings Bank first elected or duly appointed after the Plan is approved by the Board of Directors (who have not previously been granted an option to purchase stock of the Savings Bank or a subsidiary) shall receive, subject to shareholder approval of this Plan as provided in Section 13 and the availability of shares remaining for grant in accordance with Section 3 and the last sentence of this Section 4, a onetime grant of an option to purchase 4,500 shares of Stock, effective as of the date of their election or appointment, and shall not thereafter be eligible for selection as a person to whom options or stock appreciation rights may be granted under this Plan or to whom stock may be allocated or options or stock appreciation rights granted under the provisions of any other plan of the Savings Bank or any of the Subsidiaries which entitles the participant therein to acquire stock, stock options or stock appreciation rights of the Savings Bank or any of the Subsidiaries. All such grants to non-employee directors, whether currently in office or subsequently elected or appointed, shall be memorialized by the execution of an option agreement substantially in the form attached hereto as Exhibit A. All non-employee director options shall be exercisable as to one-third of the shares covered thereby on and after the first anniversary of the grant of such option, two-thirds of such shares on and after the second anniversary of the grant, and all of such shares on and after the third anniversary of such grant,

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but in no event shall such options be exercisable after the expiration of ten years from the date of grant. All option grants to non-employee directors shall also be fully subject to and only exercisable in accordance with the terms of this Plan, including Sections 5(b) and 11 herein, except as otherwise expressly indicated, provided that neither the Board of Directors nor the Committee shall have any discretionary authority as to the terms of such options, excluding mandatory changes pursuant to Sections 12(a) and 15 below. Notwithstanding anything herein to the contrary, the aggregate number of shares of Stock subject to options granted to non-employee directors under this Plan shall in no event exceed 60,000 shares, except as provided in Section 12 of this Plan.

5.      TERMS OF OPTIONS

        This Plan is intended to authorize the Committee to grant, in its discretion, options that qualify as incentive stock options pursuant to Section 422A(b) of the Internal Revenue Code of 1986, as amended (the "Code"), (such qualifying options being referred to herein as "Incentive Stock Options") or options that do not qualify (such nonqualifying options being referred to herein as "Nonstatutory Stock Options"). Each option granted under this Plan shall be evidenced by a written option agreement which shall be executed and delivered as provided in Section 14 of this Plan and which shall specify whether the option granted therein is an Incentive Stock Option or a Nonstatutory Stock Option.

        (a) TERMS OF INCENTIVE STOCK OPTIONS. Each stock option agreement covering an Incentive Stock Option granted under this Plan and any amendment thereof, other than an amendment to convert an Incentive Stock Option into a Nonstatutory Stock Option, shall conform to the provisions of Section 5(a)(i)-(iii) below, and may contain such other terms and provisions consistent with the requirements of this Plan as the Committee shall deem appropriate:

               (i) INCENTIVE STOCK OPTION PRICE. The purchase price of each of the shares of Stock subject to an Incentive Stock Option (the "Incentive Stock Option Price") shall be a stated price which is not less than the fair market value of such share of Stock, determined in accordance with
        Section 10 of this Plan, or the par value of such share if greater, as of the date such Incentive Stock Option is granted; provided, however, that if an employee, at the time an Incentive Stock Option is granted to him, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Savings Bank or of the parent corporation (as defined in Section 425(e) of the Code), if any, of the Savings Bank, or of any of the Subsidiaries (or, under Section 425(d) of the Code, is deemed to own stock representing more than 10% of the total combined voting power of all such classes of stock, by reason of the ownership of such classes of stock, directly or indirectly, by or for any brother, sister, spouse, ancestor, or lineal descendent of such employee, or by or for any corporation, partnership, estate or trust of which such employee is a shareholder, partner or beneficiary), then the Incentive Stock Option Price of each share of Stock subject to such Incentive Stock Option shall be at least 110% of the fair market value of such share of Stock, as determined in the manner stated above.

               (ii) TERM OF INCENTIVE STOCK OPTIONS. Incentive Stock Options granted under this Plan shall be exercisable for such periods as shall be determined by the


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        Committee at the time of grant of each such Incentive Stock Option, but in no event shall an Incentive Stock Option be exercisable after the expiration of 10 years from the date of grant; provided, however, that an Incentive Stock Option granted to any employee as to whom the Incentive Stock Option Price of each share of stock subject thereto is required to be 110% of the fair market value of such share of Stock pursuant to Section 5(a)(i) above, shall not be exercisable after the expiration of 5 years from the date of grant. Each Incentive Stock Option granted under this Plan shall also be subject to earlier termination as provided in this Plan.

               (iii)  EXERCISE OF INCENTIVE STOCK OPTIONS.

                      (A) Subject to the provisions of Sections 5(a)(iii)(E) and
               12 of this Plan, Incentive Stock Options granted under this Plan may be exercised in whole or in installments, to such extent, and at such time or times during the terms thereof, as shall be determined by the Committee at the time of grant of each such option.

                      (B) Incentive Stock Options granted under this Plan shall
               be exercisable only by delivery to the Savings Bank of written notice of exercise, which notice shall state the number of shares with respect to which such Incentive Stock Option is exercised, the date of grant of the Incentive Stock Option, the aggregate purchase price for the shares with respect to which the Incentive Stock Option is exercised and the effective date of such exercise, which date shall not be earlier than the date the notice is received by the Savings Bank nor later than the date upon which such Incentive Stock Option expires. The written notice of exercise shall be sent together with the full Incentive Stock Option Price of the shares purchased, which may be paid in cash or, with the approval of the Committee, in shares of any class of issued and outstanding stock of the Savings Bank, whether preferred or common, or, with the approval of the Committee, partly in cash and partly in shares of stock. If any portion of the Incentive Stock Option Price is paid in shares of stock of the Savings Bank, such shares shall be valued at their fair market value, as determined in accordance with Section 10 of this Plan, as of the effective date of exercise of the Incentive Stock Option.

                      (C) Except as provided to the contrary in Section 8 and
               Section 11 of this Plan, an Incentive Stock Option granted hereunder shall remain outstanding and shall be exercisable only so long as the person to whom such Incentive Stock Option was granted remains an officer or employee of the Savings Bank, the parent corporation, if any, of the Savings Bank, or any of the Subsidiaries.

                      (D) All Incentive Stock Options granted under this Plan
               shall be nontransferable, except by will or the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom granted only by such person (or his duly appointed, qualified, and acting personal representative).

                      (E) No Incentive Stock Option may be exercised as to
               fewer than 100 shares of Stock at any one time without the consent of the Committee, unless the

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               number of shares to be purchased upon such exercise is the total number of shares at the time available for purchase under such Incentive Stock Option.

        (b) TERMS OF NONSTATUTORY STOCK OPTIONS. Each stock option agreement covering a Nonstatutory Stock Option granted under this Plan and any amendment thereof shall conform to the provisions of Section 5(b)(i)-(iii) below, and may contain such other terms and provisions consistent with the requirements of this Plan as the Committee shall deem appropriate:

               (i) NONSTATUTORY STOCK OPTION PRICE. The purchase price of each of the shares of Stock subject to a Nonstatutory Stock Option (the "Nonstatutory Stock Option Price") shall be a stated price which is not less than, and in the case of options granted to non-employee directors pursuant to Section 4 of this Plan shall be, the fair market value of such share of Stock, determined in accordance with Section 10 of this Plan, or the par value of such share if greater, as of the date the Nonstatutory Stock Option is granted.

               (ii) TERM OF NONSTATUTORY STOCK OPTIONS. Nonstatutory Stock Options granted under this Plan to officers or employees of the Savings Bank or a Subsidiary (but not to non-employee directors) shall be exercisable for such periods as shall be determined by the Committee at the time of grant of each such Nonstatutory Stock Option, but in no event shall a Nonstatutory Stock Option be exercisable after the expiration of 10 years from the date of grant. Each Nonstatutory Stock Option granted under this Plan shall also be subject to earlier termination as provided in this Plan.

               (iii)  EXERCISE OF NONSTATUTORY STOCK OPTIONS.

                      (A) Subject to the provisions of Sections 5(b)(iii)(E) and
               12 of this Plan, Nonstatutory Stock Options granted under this Plan (other than the non-discretionary grants to non-employee directors specified in Section 4 above) may be exercised in whole or in installments, to such extent, and at such time or times during the terms thereof, as shall be determined by the Committee at the time of grant of each such option.

                      (B) Nonstatutory Stock Options granted under this Plan
               shall be exercisable only by delivery to the Savings Bank of written notice of exercise, which notice shall state the number of shares with respect to which such Nonstatutory Stock Option is exercised, the date of grant of the Nonstatutory Stock Option, the aggregate purchase price for the shares with respect to which the Nonstatutory Stock Option is exercised and the effective date of such exercise, which date shall not be earlier than the date the notice is received by the Savings Bank nor later than the date upon which such Nonstatutory Stock Option expires. The written notice of exercise shall be sent together with the full Nonstatutory Stock Option Price of the shares purchased, which may be paid in cash or, with the approval of the Committee (the Board of Directors, in the case of the non-discretionary grants to non-employee directors specified in
               Section 4 above), in shares of any class of issued and outstanding stock of the Savings Bank, whether preferred or common, or, with the approval of the Committee (the Board of Directors, in the case of the non-discretionary grants to non-employee directors

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               specified in Section 4 above), partly in cash and partly in shares of stock. If any portion of the Nonstatutory Stock Option Price is paid in shares of stock of the Savings Bank, such shares shall be valued at their fair market value, as determined in accordance with Section 10 of this Plan, as of the effective date of exercise of the Nonstatutory Stock Option.

                      (C) Except as provided to the contrary in Section 8 and
               Section 11 of this Plan (and, in the case of non-employee directors, Exhibit A hereto), a Nonstatutory Stock Option granted hereunder shall remain outstanding and shall be exercisable only so long as the person to whom such Nonstatutory Stock Option was granted remains a director, officer or employee of the Savings Bank, the parent corporation, if any, of the Savings Bank, or any of the Subsidiaries.

                      (D) All Nonstatutory Stock Options granted under this Plan shall be nontransferable, except by will or the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom granted only by such person (or his duly appointed, qualified, and acting personal representative).

                      (E) No Nonstatutory Stock Option may be exercised as to
               fewer than 100 shares at any one time without the consent of the Committee, unless the number of shares to be purchased upon such exercise is the total number of shares at the time available for purchase under such Nonstatutory Stock Option.

6.      LIMITATION ON GRANT OF INCENTIVE STOCK OPTIONS

        Notwithstanding any other provision of this Plan, no officer or employee shall be granted an Incentive Stock Option in any calendar year which causes such officer's or employee's "annual vesting amount" to exceed $100,000. An officer's or employee's "annual vesting amount" is the aggregate fair market value of the shares of Stock subject to Incentive Stock Options (determined in accordance with Section 10 of this Plan as of the respective dates of grant of individual options) with respect to which such options are first exercisable during the calendar year. For purposes of the foregoing, the aggregate fair market value of shares of Stock with respect to which Incentive Stock Options are first exercisable during the calendar year shall be determined by taking into account all Incentive Stock Options granted to the employee under all current stock option plans of the Savings Bank, its parent corporation (as defined in Section 425(e) of the Code), if any, or any of the Subsidiaries.

7.      TERMS OF STOCK APPRECIATION RIGHTS

        Stock appreciation rights granted under this Plan may be granted separately from options or in tandem with Incentive Stock Options or Nonstatutory Stock Options granted under this Plan (other than Nonstatutory Stock Options granted to non-employee directors), as the Committee shall in its sole discretion determine. A stock appreciation right granted in tandem with an Incentive Stock Option shall sometimes be referred to herein as an "ISO-SAR," and the Incentive Stock Option to which such ISO-SAR is tandem shall sometimes be referred to herein as the "Underlying Incentive Stock Option". A stock appreciation right granted separately from an option or in tandem with a Nonstatutory Stock Option shall sometimes be referred to herein as

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a "SAR". When a SAR is issued in tandem with a Nonstatutory Stock Option, the
Nonstatutory Stock Option to which such SAR is tandem shall sometimes be referred to as the "Underlying Nonstatutory Stock Option". The term "stock appreciation right" as used herein shall refer to either ISO-SAR's or SAR's, or both, as the context requires. Each stock appreciation right granted under this Plan shall be evidenced by a written stock appreciation right agreement which shall be executed and delivered as provided in Section 14 of this Plan and which shall specify whether the stock appreciation right granted therein is an ISO-SAR or a SAR.

        (a) TERMS OF ISO-SAR'S. Each stock appreciation right agreement covering an ISO-SAR granted under this Plan and any amendment thereof shall conform to the provisions of this Section 7(a), and may contain such other terms and provisions consistent with the requirements of this Plan as the Committee shall deem appropriate:

               (i) BASE PRICE. The "Base Price" of each of the shares of Stock subject to an ISO-SAR granted under this Plan shall be a stated price which equals the Incentive Stock Option Price of each of the shares of Stock subject to the Underlying Incentive Stock Option.

               (ii) TERM OF ISO-SAR'S. Each ISO-SAR granted under this Plan shall be exercisable for such periods as shall be determined by the Committee at the time of grant of each such ISO-SAR, provided, however, that the term of any ISO-SAR must expire on a date not later than the date on which the term of the Underlying Incentive Stock Option expires. ISO-SAR's shall also be subject to earlier termination as provided in this Plan.

               (iii)  EXERCISE OF ISO-SAR'S.

                      (A) An ISO-SAR shall be exercisable at such time or times, and to the extent that, the Underlying Incentive Stock Option is exercisable under Section 5(a)(iii) of this Plan.

                      (B) Upon exercise of any ISO-SAR in the manner provided in
               Section 7(c)(i) below, the holder thereof shall be entitled to receive cash or shares of Stock, in whole or in part, as determined by the Committee in its sole discretion at the time of grant or exercise of the ISO-SAR, in an amount equal to the difference, if any, between the Base Price of each share of Stock as to which the ISO-SAR has been exercised and the fair market value of such share of Stock, determined in accordance with
               Section 10 of this Plan, as of the effective date of the exercise of the ISO-SAR. If, upon exercise of the ISO-SAR, any payment is made in shares of Stock, such shares shall be valued at their fair market value as determined in accordance with Section 10 of this Plan, as of the effective date of exercise of the ISO-SAR. Any payment due hereunder shall be made within 60 days after the effective date of exercise of the ISO-SAR to which such payment relates.

                       (C) Notwithstanding any other provision of this Plan, no
               ISO-SAR or portion thereof shall be exercised unless the fair market value of the shares of Stock subject to such ISO-SAR or portion thereof exceeds the Base Price of such

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               shares. For these purposes, the fair market value of shares of
               Stock shall be determined in accordance with Section 10 of this Plan as of the effective date of the exercise of the ISO-SAR.

                      (D) Except as provided to the contrary in Section 8 and
               Section 11 of this Plan, ISO-SAR's granted hereunder shall remain outstanding and shall be exercisable only so long as the person to whom such ISO-SAR's are granted remains an officer or employee of the Savings Bank, the parent corporation, if any, of the Savings Bank, or any of the Subsidiaries.

        (b) TERMS OF SAR'S. Each stock appreciation right agreement covering a SAR granted under this Plan and any amendment thereof shall conform to the provisions of this Section 7(b), and may contain such other terms and provisions consistent with the requirements of this Plan as the Committee shall deem appropriate:

               (i) BASE PRICE, BASE BOOK VALUE, AND CURRENT BOOK VALUE. The "Base Price" of each of the shares of Stock subject to a SAR granted under the Plan shall be a stated price which is not less than the fair market value of such share of Stock, determined in accordance with
        Section 10 of this Plan, as of the date the SAR is granted, or in the case of a SAR granted in tandem with a Nonstatutory Stock Option, the Nonstatutory Stock Option Price of each of the shares of Stock subject to the Underlying Nonstatutory Stock Option. In addition to, or in lieu of, a Base Price, the Committee may provide for a "Base Book Value" for each of the shares of Stock subject to a SAR, which shall be defined as a stated price determined by dividing the amount shown as stockholders' equity on the Savings Bank's monthly financial statement for the month-end immediately preceding the grant of such SAR by the number of shares of Stock shown as issued and outstanding on such financial statement. The "Current Book Value" of each of the shares of Stock subject to a SAR as to which a Base Book Value has been provided shall be a stated price determined by dividing the amount shown as stockholders' equity on the Savings Bank's monthly financial statement for the month-end immediately preceding the effective date of exercise of such SAR by the number of shares of Stock shown as issued and outstanding on such financial statement.

               (ii) TERM OF SAR'S. SAR's granted under this Plan shall be exercisable for such periods, not to exceed ten years, as shall be determined by the Committee at the time of grant of each such SAR, provided, however, that the term of any SAR granted in tandem with a Nonstatutory Stock Option must expire on a date not later than the date on which the term of the Underlying Non-statutory Stock Option expires. SAR's shall also be subject to earlier termination as provided in this Plan.

               (iii)  EXERCISE OF SAR'S.

                      (A) A SAR granted in tandem with a Nonstatutory Stock
               Option shall be exercisable at such time or times, and to the extent that, the Underlying Nonstatutory Stock Option is exercisable under Section 5(b)(iii)(A) of this Plan.

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                      (B) Upon exercise of any SAR in the manner provided in
               Section 7(c)(i) below, the holder thereof shall be entitled to receive cash or shares of Stock, or any combination thereof, as determined by the Committee in its sole discretion at the time of grant or exercise of the SAR, in an amount equal to (1) the amount, if any, by which the Base Price of each share of Stock as to which the SAR has been exercised is less than the fair market value of such share of Stock, determined in accordance with
               Section 10 of the Plan as of the effective date of the exercise of the SAR; (2) where the Committee has provided for a Base Book Value in lieu of a Base Price for any SAR, the amount, if any, by which the Base Book Value of each share of Stock as to which such SAR has been exercised is less than the Current Book Value of such share of Stock determined in accordance with Section 7(b)(i) of the Plan as of the effective date of the exercise of the SAR; or (3) where the Committee has provided for both a Base Price and a Base Book Value for any SAR, the greater of the amount computed under clauses (1) and (2) of this Section 7(b)(iii)(B). If, upon exercise of the SAR, any payment is made in shares of Stock, such shares shall be valued at their fair market value as determined in accordance with Section 10 of this Plan as of the effective date of exercise of the SAR. Any payment due hereunder shall be made within 60 days after the effective date of exercise of the SAR to which such payment relates.

                      (C) Except as provided to the contrary in Section 8 and
               Section 11 of this Plan, SAR's granted hereunder shall remain outstanding and shall be exercisable only so long as the person to whom such SAR's are granted remains an officer or employee of the Savings Bank, the parent corporation, if any, of the Savings Bank, or any of the Subsidiaries.

        (c) TERMS OF ALL STOCK APPRECIATION RIGHTS. Each stock appreciation right (whether an ISO-SAR or a SAR) granted under this Plan shall conform to the provisions of this Section 7(c):

               (i) Each stock appreciation right granted under this Plan shall be exercisable only by delivery to the Savings Bank of written notice of exercise, which notice shall state the number of shares with respect to which such stock appreciation right is being exercised, its date of grant, the Base Price and Base Book Value (if applicable) of such shares, and the effective date of such exercise, which date shall not be earlier than the date the notice is received by the Savings Bank nor later than the date upon which such stock appreciation right expires. Such written notice of exercise shall also specify whether the stock appreciation right was granted in tandem with an Incentive Stock Option or a Nonstatutory Stock Option and, if so, the date of grant of the Underlying Incentive Stock Option or the Underlying Nonstatutory Stock Option, as the case may be.

               (ii) Stock appreciation rights granted pursuant to this Plan shall be nontransferable, except by will or the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom granted only by such person (or his duly appointed, qualified, and acting personal representative).

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

               (iii) No stock appreciation right may be exercised as to fewer than 100 shares of Stock at any one time without the consent of the Committee, unless the number of shares with respect to which such stock appreciation right is exercised is the total number of shares subject to such stock appreciation right.

               (iv) No holder of stock appreciation rights shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock subject to such stock appreciation rights.

        (d) CERTAIN CONDITIONS ON EXERCISE OF STOCK APPRECIATION RIGHTS. Notwithstanding any other provision of this Plan, the Committee may impose such conditions on the exercise of a stock appreciation right (including, without limitation, a condition which limits the time of exercise to specified periods) as may be required to satisfy the requirements of Rule 16b-3, or any successor rule, promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

8. IMPACT OF EXERCISE OF OPTION OR STOCK APPRECIATION RIGHTS ON OUTSTANDING OPTIONS OR STOCK APPRECIATION RIGHTS.

        If an officer or employee to whom both an option and a stock appreciation right in tandem therewith have been granted under this Plan exercises the option, or a portion thereof, such exercise shall effect a cancellation of the stock appreciation right granted in tandem therewith to the extent of the number of shares of Stock acquired by such person as a result of the exercise of such option. If, instead, such person exercises the stock appreciation right, or a portion thereof, such exercise shall effect a cancellation of the option granted in tandem therewith to the extent of the number of shares of Stock as to which the stock appreciation right was exercised. Except as provided in this Section 8, no exercise by an officer or employee of an option or stock appreciation right shall have any impact on any other outstanding option or stock appreciation right held by such person.

9.      RIGHTS OF OPTIONEES

        No holder of an option shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock subject to such option unless and until his option shall have been exercised pursuant to the terms thereof, the Savings Bank shall have issued and delivered to the holder of the option the shares of Stock as to which he has exercised his option, and his name shall have been entered as a stockholder of record on the books of the Savings Bank. Thereupon, such person shall have full voting and other ownership rights with respect to such shares of Stock.

10.     DETERMINATION OF FAIR MARKET VALUE

        For the purposes of this Plan, the fair market value of a share of stock of the Savings Bank shall be determined as follows: (i) if on the date as of which such determination is made the class of stock being valued is admitted to trading on a national securities exchange or exchanges for which actual sale prices are regularly reported, or actual sales prices are otherwise regularly published for such stock, the fair market value of a share of such stock shall be deemed to be equal to the mean of the closing sale prices reported for such stock on each of the 5 trading

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

days immediately preceding the date as of which such determination is made, provided that, if a closing sale price is reported for only one of such 5 trading days, the fair market value shall be the closing sale price on such trading day, or (ii) if on the date as of which such determination is made no such closing sales prices are reported, but quotations for the class of stock being valued are regularly listed on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or another comparable system, the fair market value of a share of such stock shall be deemed to be equal to the mean of the average of the closing bid and asked prices for such stock quoted on such system on each of the 5 trading days preceding the date as of which such determination is made, or, (iii) if no such quotations are available, the fair market value of a share of such stock shall be deemed to be the average of the closing bid and asked prices furnished by a professional securities dealer making a market in such shares, as selected by the Board of Directors, for the trading date first preceding the date as of which such determination is made; provided, however, that other than in the case of options granted to non-employee directors, the Committee may determine the fair market value of a share of stock of the Savings Bank on the basis of such factors as it shall deem appropriate if it determines in good faith that the foregoing approach does not properly reflect the fair market value of such stock.

11. RETIREMENT, TERMINATION OF EMPLOYMENT OR DEATH OF HOLDERS OF OPTIONS AND STOCK APPRECIATION RIGHTS

        (a) RETIREMENT. If a person to whom an option or stock appreciation right has been granted under this Plan retires from his employment with the Savings Bank or any of its Subsidiaries as a result of "normal retirement," as a result of "disability" (both within the meaning of the Savings Bank's retirement plans as in effect on the date of adoption of this Plan by the Board of Directors), or terminates employment with the Savings Bank for any reason but continues to serve as a non-employee director of the Savings Bank, such option or stock appreciation right shall continue to be exercisable in whole or in part, to the extent not theretofore exercised, by the person to whom granted (or his duly appointed, qualified, and acting personal representative) in the manner set forth in Section 5 or Section 7 of this Plan, at any time within the remaining term of such option or stock appreciation right, unless otherwise determined by the Committee at the time of grant.

        (b) TERMINATION OF EMPLOYMENT. Except as otherwise provided in this
Section 11, if a person to whom an option or stock appreciation right has been granted under this Plan is no longer either a director, officer or employee of the Savings Bank or a Subsidiary, such option or stock appreciation right shall, to the extent not theretofore exercised, continue to be exercisable to the same extent that it was exercisable for a period of 60 days from the last day on which such person was either a director, officer or employee, or, other than in the case of an option granted to a non-employee director, for such other period as may be determined by the Committee at the time of grant, whereupon it shall terminate and shall not thereafter be exercisable; provided, however, that in the event of termination of employment for cause involving dishonesty or the commission of a criminal offense (with respect to which the determination of the Committee shall be final and conclusive), any such option or stock appreciation right shall terminate immediately upon such termination of employment or removal from office. No option or stock appreciation right granted under this Plan shall be affected by any change of duties or position of the person to whom such option or stock appreciation right was granted or by any temporary leave of absence granted to such person by the Savings Bank or any of its Subsidiaries.

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

        (c) DEATH. Unless otherwise determined by the Committee at the time of grant, if a person to whom an option or stock appreciation right has been granted under this Plan (the "Grantee") dies prior to the expiration of the term of such option or stock appreciation right, such option or stock appreciation right shall be exercisable by the estate of the Grantee, or by a person who acquired the right to exercise such option or stock appreciation right by bequest or inheritance from the Grantee, at any time within two years after the death of such person and prior to the date upon which such option or stock appreciation right expires, to the extent and in the manner exercisable by the Grantee at the date of his death.

12.     ADJUSTMENT UPON CHANGES IN CAPITALIZATION; CHANGES IN CONTROL

        (a) In the event of any change in the outstanding Stock of the Savings Bank by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, merger, or similar event, the Committee shall adjust proportionally the number and kind of shares subject to this Plan, and the number, kind, and per share Incentive Stock Option Price or Nonstatutory Stock Option Price (as the case may be) of shares subject to unexercised options, and the Base Price and Base Book Value, as applicable, of shares subject to unexercised stock appreciation rights, granted prior to any such change. Any such adjustment shall be made without a change in the aggregate purchase price of the shares of Stock subject to the unexercised portion of any option. In the event of any other change affecting any class of stock of the Savings Bank subject to options or stock appreciation rights under the Plan or any distribution (other than normal cash dividends) to holders of such stock, such adjustments as may be deemed equitable by the Committee, including adjustments to avoid fractional shares, shall be made to give proper effect to such event.

        (b) Upon the effective date of the dissolution or liquidation of the Savings Bank, or of a reorganization, merger or consolidation of the Savings Bank with one or more other corporations in which the Savings Bank is not the surviving corporation, or of the transfer of all or substantially all of the assets or shares of the Savings Bank to another person or entity (any such transaction being referred to herein as a "Terminating Event"), this Plan and any option or stock appreciation right theretofore granted hereunder shall terminate unless provision is made in writing in connection with such Terminating Event for the continuance of this Plan and for the assumption of options and stock appreciation rights theretofore granted hereunder, or the substitution for such options and stock appreciation rights of new options and stock appreciation rights covering the shares of the successor corporation, or a parent or subsidiary thereof, with such appropriate adjustments as may be determined or approved by the Committee or the successor to the Savings Bank to the number and kind of shares subject to such substituted options and stock appreciation rights and to the Incentive Stock Option Price or Nonstatutory Stock Option Price (as the case may be), and to the Base Price and Base Book Value therefor, as applicable, in which event this Plan and the options and stock appreciation rights theretofore' granted or the new options and stock appreciation rights substituted therefor, shall continue in the manner and under the terms so provided. Upon the occurrence of a Terminating Event in which provision is not made for the continuance of this Plan and for the assumption of options and stock appreciation rights theretofore granted or the substitution for such options and stock appreciation rights of new options and stock appreciation rights covering the shares of a successor corporation or a parent or subsidiary thereof, each director, officer or employee to whom an option or stock appreciation right has been granted under this Plan (or such person's personal representative, estate or any person who acquired the right to exercise the option or stock appreciation right from such person by bequest or inheritance) shall be entitled, prior to the effective date of any such Terminating Event, (i) to exercise, in whole or in part, his rights under any option or stock appreciation right granted to him without regard to any restrictions on exercise that would otherwise apply, or (ii) to surrender any such options to the Savings Bank in exchange for receipt of cash equal to the amount by which the fair market value of the shares of Stock such person would have received had he exercised his option in full immediately prior to consummation of such Terminating Event exceeds the applicable aggregate Incentive Stock Option Price or Nonstatutory Stock Option Price, as the case may be. To the extent that a person, pursuant to this Section 12(b), has a right to exercise or surrender any option or stock appreciation right on account of a Terminating Event which he otherwise would not have had at that time, his exercise or surrender of such option or stock appreciation right shall be contingent upon the consummation of such Terminating Event.

        (c) In connection with the grant of any option or stock appreciation rights hereunder the Committee may, in its sole discretion, provide the holder thereof with the right, following a "change in control" of the Savings Bank (as such term is defined in Section 12(d) hereinafter), and without regard to any restrictions on exercise that would otherwise apply, to exercise such stock appreciation rights, or to surrender such option for a cash payment equal to the amount by which the fair market value (as determined by the Committee) of the number of shares of Stock then subject to the option exceeds the aggregate Incentive Stock Option Price or Nonstatutory Stock Option Price therefor, as the case may be. Any right granted hereunder shall expire one month after receipt by the option holder of written notice from the Savings Bank that a change in control has occurred.

        (d) For the purpose of this Agreement, a change in control of the Savings Bank shall be deemed to occur if any person or entity acquires control of the Savings Bank as that term is defined for purposes of Section 583.7 of the Rules and Regulations of the Office of Thrift Supervision, provided, however, that no change in control shall be deemed to occur as a result of any merger, consolidation or corporate reorganization in which the owners of the Savings Bank's capital stock entitled to vote in the election of directors ("Voting Stock") prior to said combination receive 75% or more of the resulting entity's Voting Stock. Without limitation of the foregoing, a change in control shall be deemed to occur if any person or entity directly or indirectly acquires ownership, control, power to vote, or proxies representing more than 25 percent of the Voting Stock of the Savings Bank, or obtains control of the election of a majority of the directors of the Savings Bank.

13.     EFFECTIVENESS OF THE PLAN

        This Plan shall become effective upon its adoption by the Board of Directors; provided, however, that (i) the effectiveness of this Plan shall be subject to the approval of the stockholders of the Savings Bank by a majority of the total votes eligible to be cast at a legal meeting within 12 months before or after the adoption of this Plan by the Board of Directors; and (ii) the effectiveness of options and stock appreciation rights granted under this Plan prior to the date such stockholder approval is obtained shall also be subject to such stockholder approval.

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

14.     MANNER OF GRANT OF OPTIONS AND STOCK APPRECIATION RIGHTS

        Except for the option grants to non-employee directors provided for in
Section 4 of this Plan, nothing contained in this Plan or in any resolution heretofore or, except as provided in this Plan, hereafter adopted by the Board of Directors or any committee thereof or by the stockholders of the Savings Bank with respect to this Plan shall constitute the granting of an option or stock appreciation right under this Plan. The granting of an option or stock appreciation right under this Plan (other than the option grants to non-employee directors provided for in Section 4 of this Plan) shall be deemed to occur only upon the date on which the Committee shall approve the grant of such option or stock appreciation right. All options and stock appreciation rights granted under this Plan shall be evidenced by a written agreement, in such form as shall be determined by the Committee (other than the option grants to non-employee directors provided for in Section 4 of this Plan, which shall be evidenced by a written agreement substantially in the form of Exhibit A hereto), signed by a representative of the Committee and the recipient thereof.

15.     COMPLIANCE WITH LAW AND REGULATIONS

        The obligation of the Savings Bank to sell and deliver any shares of Stock under this Plan shall be subject to all applicable laws, rules and regulations, and the obtaining of all approvals by governmental agencies deemed necessary or appropriate by the Committee. Except as otherwise provided in
Section 2 and Section 18 herein, the Committee may make such changes in the Plan and include such terms in any option agreement as may be necessary or appropriate, in the option of counsel to the Savings Bank, to comply with the rules and regulations of any governmental authority or to obtain, for officers and employees granted Incentive Stock Options or ISO-SAR's in tandem therewith, the tax benefits under the applicable provisions of the Code and the regulations thereunder.

16.     TAX WITHHOLDING

        The employer (whether the Savings Bank or a Subsidiary) of an officer or employee granted an option or stock appreciation right under this Plan shall have the right to deduct or otherwise effect a withholding of any amount required by federal or state laws to be withheld with respect to the grant or exercise of any option or stock appreciation right or the sale of stock acquired upon the exercise of an Incentive Stock Option in order for the employer to obtain a tax deduction otherwise available as a consequence of such grant, exercise or sale, as the case may be.

17.     NONEXCLUSIVITY OF THE PLAN

        Neither the adoption of this Plan by the Board of Directors nor the submission of this Plan to the stockholders of the Savings Bank for approval shall be construed as having any impact on existing qualified or nonqualified retirement or bonus plans of the Savings Bank, or as creating any limitations on the power of the Board of Directors to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options or stock appreciation rights otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

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

18.     AMENDMENT

        The Board of Directors at any time, and from time to time, may amend this Plan, subject to any required regulatory approval and subject to the limitation that, except as provided in Section 12 hereof, no amendment shall be effective unless approved within 12 months after the date of the adoption of such amendment by the affirmative vote of the holders of a majority of the shares of the Savings Bank's Voting Stock present in person or represented by proxy at a duly held meeting at which a quorum is present (or by such greater vote as may be required by applicable law, regulation or provision of the charter of the Savings Bank) if such amendment would, but for such approval, prevent the issuance of Incentive Stock Options under the Plan or cause the Plan to no longer comply with the requirements of Rule 16b-3.

        Except as provided in Section 12 hereof, rights and obligations under any option or stock appreciation right granted before amendment of this Plan shall not be altered or impaired by amendment of this Plan, except with the consent of the person to whom the option or stock appreciation right was granted.

19.     TERMINATION OR SUSPENSION

        The Board of Directors at any time may suspend or terminate this Plan. This Plan, unless sooner terminated, shall terminate on the 10th anniversary of its adoption by the Board of Directors or its approval by the stockholders of the Savings Bank, whichever is earlier, but such termination shall not affect any option or stock appreciation right theretofore granted. No option or stock appreciation right may be granted under this Plan while this Plan is suspended or after it is terminated.

        No rights or obligations under any option or stock appreciation right granted while this Plan is in effect shall be altered or impaired by suspension or termination of this Plan, except with the consent of the person to whom the option or stock appreciation right was granted. Any option or stock appreciation right granted under this Plan may be terminated by agreement between the holder thereof and the Savings Bank and, in lieu of the terminated option or stock appreciation right, a new option may be granted with an Incentive Stock Option Price or a Nonstatutory Stock Option Price, as the case may be, which may be higher or lower than the Incentive Stock Option Price or Nonstatutory Stock Option Price, as the case may be, of the terminated option and a new stock appreciation right may be granted with a Base Price or Base Book Value, as applicable, which may be higher or lower than the Base Price or Base Book Value, as applicable, of the terminated stock appreciation right.

20.     CONTINUATION OF EMPLOYMENT

        Nothing contained in this Plan (or in any written option agreement) shall obligate the Savings Bank or any Subsidiary to continue for any period to elect any individual as a director or to employ an officer or employee to whom an option or stock appreciation right has been granted, or interfere with the right of the Savings Bank or any Subsidiary to vary the terms of such person's employment or reduce such person's compensation.

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

21.     EXCULPATION AND INDEMNIFICATION

        To the extent permitted by applicable law and regulation, the Savings Bank shall indemnify and hold harmless the members of the Board of Directors and the members of the Committee from and against any and all liabilities, costs, and expenses incurred by such persons as a result of any act, or omission to act, in connection with the performance of such persons' duties, responsibilities, and obligations under this Plan, other than such liabilities, costs and expenses as may result from the negligence, gross negligence, bad faith, willful misconduct, or criminal acts of such persons.

22.     TITLES

        Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Plan.

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